Exhibit 8.1

LIST OF CERTAIN SUBSIDIARIES OF AMÉRICA MÓVIL, S.A.B. DE C.V.

As of April 29, 2020

Name of Company	Jurisdiction	Ownership Interest	Main Activity
América Móvil B.V.	Netherlands	100.0	Holding Company
Telekom Austria AG	Austria	51.00	Fixed-line/Wireless
AMX Tenedora, S.A. de C.V.	Mexico	100.0	Holding Company
Teléfonos de México, S.A.B. de C.V.	Mexico	98.8	Fixed-line
Compañía Dominicana de Teléfonos, S. A. (Codetel)	Dominican Republic	100.0	Fixed-line/Wireless
Sercotel, S.A. de C.V.	Mexico	100.0	Holding Company
Radiomóvil Dipsa, S.A. de C.V. and subsidiaries (Telcel)	Mexico	100.0	Wireless
Puerto Rico Telephone Company, Inc.	Puerto Rico	100.0	Fixed-line/Wireless
Servicios de Comunicaciones de Honduras, S.A. de C.V. (Sercom Honduras)	Honduras	100.0	Wireless
TracFone Wireless, Inc.	USA	100.0	Wireless
Claro S.A. (Claro Brazil)	Brazil	98.5	Holding Company
NII Brazil Holding S.A.R.L	Luxembourg	100.0	Holding Company
Nextel Telecomunicações Ltda. and subsidiaries	Brazil	100.0	Wireless
Americel S.A.	Brazil	100.0	Wireless
Telecomunicaciones de Guatemala, S.A.	Guatemala	99.3	Fixed-line/Wireless
Claro Guatemala, S.A.	Guatemala	100.0	Wireless
Empresa Nicaragüense de Telecomunicaciones, S.A.	Nicaragua	99.6	Fixed-line/Wireless
Estesa Holding Corp.	Panama	100.0	Holding Company
Cablenet, S.A.	Nicaragua	100.0	Cable TV
Estaciones Terrenas de Satélite, S.A. (Estesa)	Nicaragua	100.0	Cable TV
Compañía de Telecomunicaciones de El Salvador (CTE), S.A. de C.V.	El Salvador	95.8	Fixed-line
Cablenet, S.A. (Cablenet)	Guatemala	95.8	Fixed-line
Telecomoda, S.A. de C.V. (Telecomoda)	El Salvador	95.8	Directories Provider
CTE Telecom Personal, S.A. de C.V.	El Salvador	95.8	Wireless
Comunicación Celular S.A. (Comcel)	Colombia	99.4	Wireless

Name of Company	Jurisdiction	Ownership Interest	Main Activity
Consorcio Ecuatoriano de Telecomunicaciones, S.A. (Conecel)	Ecuador	100.0	Wireless
AMX Argentina, S.A.	Argentina	100.0	Wireless
Telstar, S.A.	Uruguay	99.9	Fixed-line
Flimay, S.A.	Uruguay	99.9	DTH
Ertach, S.A.	Argentina	99.9	Wireless
Telmex Argentina, S.A.	Argentina	99.9	Services to Corporate Customers
AMX Paraguay, S.A.	Paraguay	100.0	Wireless
AM Wireless Uruguay, S.A.	Uruguay	100.0	Wireless
Claro Chile S.A.	Chile	100.0	Wireless
Claro Servicios, S.A.	Chile	99.9	Fixed-line/Wireless
América Móvil Perú, S.A.C.	Peru	100.0	Wireless
Claro Panamá, S.A.	Panama	100.0	Wireless
Telefónica Móviles Guatemala, S.A.	Guatemala	100.00	Wireless